Exhibit 5.01

March 31, 2023

Amyris, Inc.

5885 Hollis Street, Ste. 100

Emeryville, California 94608

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 filed by Amyris, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on March 31, 2023 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 810,596 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), issued pursuant to earnout provisions under that certain Agreement and Plan of Merger and Reorganization, dated as of August 11, 2021, by and among the Company, OLIKA Inc. and the other parties thereto, and that certain Note Purchase Agreement, each dated as of August 11, 2021, between the Company, OLIKA Inc. and the selling stockholders party thereto (together, the “Transaction Documents”), which were issued, or are issuable, to certain stockholders of the Company as set forth in the Registration Statement and the prospectus contained within the Registration Statement (the “Prospectus”). The Shares may be sold from time to time by the selling stockholders of the Company (the “Selling Stockholders”) as set forth in the Registration Statement and the Prospectus.

In connection with our opinion expressed below we have examined originals or copies of the Company’s Restated Certificate of Incorporation, as amended (the “Certificate”) and the Company’s Amended and Restated Bylaws (the “Bylaws”), the Transaction Documents, certain corporate proceedings of the Company’s board of directors and stockholders relating to the Registration Statement, the Certificate and the Bylaws, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals of all documents submitted to us as copies, and the absence of any undisclosed termination, waiver or amendment to any document reviewed by us. In giving our opinion, we have also relied upon a good standing certificate issued by the Delaware Secretary of State and representations made to us by the Company, including representations that the Company has available a sufficient number of authorized shares of Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or equity plans of the Company, to enable the Company to issue and deliver all of the shares of Common Stock to be sold by the Selling Stockholders pursuant to the Registration Statement and the Prospectus.

With respect to our opinion expressed below, we have further assumed that: (a) no change or changes to the number of authorized or outstanding shares of the Common Stock, the par value per share of the Common Stock, or any of the Transaction Documents will occur that would (i) cause the exercise price per share of Common Stock under any of the Warrants to be less than the par value per share of the Common Stock or (ii) cause the Company to have insufficient authorized, unissued and unreserved shares of Common Stock available to satisfy its obligations to issue the shares of Common Stock under any of the Warrants; and (b) if necessary, all required action, resolutions and approvals of the Company’s Board of Directors and stockholders will be timely and validly taken and obtained so that, at each time a Warrant is exercised, (i) the number of shares of Common Stock issuable upon such exercise will not exceed the number of shares of the Common Stock then authorized under the Certificate that are not then issued and outstanding or reserved for issuance with respect to any other then outstanding securities of the Company and (ii) the exercise price per share of Common Stock under such Warrant is not less than the par value per share of the Common Stock.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the Delaware General Corporation Law.

Based upon the foregoing, we are of the opinion that, when issued and in accordance with the terms and conditions of the applicable Transaction Document, as applicable, the Shares to be sold by the Selling Stockholders pursuant to the Registration Statement and the Prospectus will be validly issued, nonassessable and fully paid.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is intended solely for use in connection with sale of the Common Stock to be sold by the Selling Stockholders pursuant to the Registration Statement and the Prospectus and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP

FENWICK & WEST LLP